Exhibit 99.2


                          ADMINISTRATION AGREEMENT

               This ADMINISTRATION AGREEMENT, dated as of ______ __, ____ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), is by and among NATIONSBANK AUTO OWNER TRUST ____-_, a Delaware business trust (the "Issuer"), NATIONSBANK, N.A., a national banking association, as administrator (the "Administrator"), and _______, a ______ banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

               WHEREAS, the Issuer is issuing the Notes pursuant to the Indenture and the Certificates pursuant to the Trust Agreement and has entered into certain agreements in connection therewith, including (i) the Sale and Servicing Agreement, (ii) the Depository Agreements, and
          (iii) the Indenture (the Sale and Servicing Agreement, the Depository Agreements and the Indenture being re-ferred to hereinafter collectively as the "Related Agreements");

               WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain duties of the Issuer and the Owner Trustee under the Related Agree-ments and to provide such additional services consistent with the terms of this Agreement and the Related Agree-ments as the Issuer and the Owner Trustee may from time to time request; and

               WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner
          Trustee on the terms set forth herein;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

               SECTION I. Definitions and Usage. Except as otherwise specified herein or as the context may other-wise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

               SECTION II. Duties of the Administrator. A. Duties with Respect to the Indenture and the Depository
          Agreements.   1.  The Administrator agrees to perform
          all its duties as Administrator and the duties of the Issuer under the Depository Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer, or shall cause the prepara-tion by other appropriate persons of, all such docu-ments, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the fore-going, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such actions as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                    A.)  the duty to cause the Note Register to be
               kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Regis-ter (Section 2.5);

                    B.)  the notification of Noteholders of the
               final principal payment on their Notes (Section
               2.8(b));

                    C.)  the preparation and delivery of or ob-
               taining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2,
               11.1(b));

                    D.)  the preparation, obtaining or filing of
               the instruments, opinions and certificates and other documents required for the release of proper-ty from the lien of the Indenture (Section 2.10);

                    E.)  the preparation of Definitive Notes in
               accordance with the instructions of the Clearing
               Agency (Section 2.13);

                    F.)  the maintenance of an office in the Bor-
               ough of Manhattan, City of New York, for registra-tion of transfer or exchange of Notes (Section
               3.2);

                    G.)  the duty to cause newly appointed Note
               Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

                    H.)  the direction to the Indenture Trustee to
               deposit monies with Note Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

                    I.)  the obtaining and preservation of the
               Issuer's qualification to do business in each ju-risdiction in which such qualification is or shall be necessary to protect the validity and enforce-ability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate (Section 3.4);

                    J.)  the preparation of all supplements and
               amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Indenture Trust Estate (Section 3.5);

                    K.)  the delivery of the Opinion of Counsel on
               the Closing Date and the annual delivery of Opin-ions of Counsel as to the Indenture Trust Estate, and the annual delivery of the Officer's Certifi-cate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9);

                    L.)  the identification to the Indenture
               Trustee in an Officer's Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                    M.)  the notification of the Indenture Trustee
               and the Rating Agencies of an Event of Servicing Termination under the Sale and Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

                    N.)  the preparation and obtaining of docu-
               ments and instruments required for the transfer by the Issuer of its properties or assets (Section
               3.10(b));

                    O.)  the duty to cause the Servicer to comply
               with Sections 3.9, 3.10, 3.11, 3.12, 3.13, 3.14 and
               4.9 and Article VII of the Sale and Servicing
               Agreement (Section 3.14);

                    P.)  the delivery of written notice to the
               Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each de-fault by the Servicer or any Seller under the Sale and Servicing Agreement (Section 3.19);

                    Q.)  the monitoring of the Issuer's obliga-
               tions as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Cer-tificate and the obtaining of the Opinions of Coun-sel and the Independent Certificate relating there-to (Section 4.1);

                    R.)  the monitoring of the Issuer's obliga-
               tions as to the satisfaction, discharge and defea-sance of the Notes and the preparation of an Officer's Certificate and the obtaining of an opin-ion of a nationally recognized firm of independent certified public accountants, a written confirma-tion thereof and the Opinions of Counsel relating thereto (Section 4.2);

                    S.)  the preparation and delivery of an
               Officer's Certificate to the Indenture Trustee after the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii) of the Indenture, its status and what action the Issuer is taking or proposes to take with respect thereto (Section 5.1);

                    T.)  the compliance with any written directive
               of the Indenture Trustee with respect to the sale of the Indenture Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 5.4);

                    U.)  the preparation and delivery of notice to
               Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trust-ee (Section 6.8);

                    V.)  the preparation of any written instru-
               ments required to confirm more fully the authority of any co-trustee or separate trustee and any writ-ten instruments necessary in connection with the resignation or removal of any co-trustee or sepa-rate trustee (Sections 6.8 and 6.10);

                    W.)  the furnishing of the Indenture Trustee
               with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                    X.)  the preparation and, after execution by
               the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be re-quired by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                    Y.)  the opening of one or more accounts in
               the Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment, to the extent permitted, of funds in such accounts (Sec-tions 8.2 and 8.3);

                    Z.)  the preparation of an Issuer Request and
               Officer's Certificate and the obtaining of an Opin-ion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5);

                    AA.) the preparation of Issuer Orders and the
               obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

                    (BB) the execution and delivery of new Notes
               conforming to any supplemental indenture (Section
               9.6);

                    (CC) the notification of Noteholders of re-
               demption of the Notes or duty to cause the Inden-ture Trustee to provide such notification (Section
               10.2);

                    (DD) the preparation and delivery of all
               Officer's Certificates and the obtaining of Opin-ions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Inden-ture Trustee to take any action under the Indenture (Section 11.1 (a));

                    (EE) the notification of the Rating Agencies,
               upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.4 of the Indenture (Section 11.4);

                    (FF) the preparation and delivery to
               Noteholders and the Indenture Trustee of any agree-ments with respect to alternate payment and notice provisions (Section 11.6); and

                    (GG) the recording of the Indenture, if appli-
               cable (Section 11.15).

                    (ii) The Administrator will:

                    (A)  pay the Indenture Trustee from time to
               time reasonable compensation for all services ren-dered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disburse-ments and advances incurred or made by the Inden-ture Trustee in accordance with any provision of the Indenture (including the reasonable compensa-tion, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                    (C)  indemnify the Indenture Trustee and its
               agents for, and hold them harmless against, any losses, liability or expense incurred without neg-ligence or bad faith on their part, arising out of or in connection with the acceptance or administra-tion of the transactions contemplated by the Inden-ture, including the reasonable costs and expenses of defending themselves against any claim or lia-bility in connection with the exercise or perfor-mance of any of their powers or duties under the Indenture; and

                    (D)  indemnify the Owner Trustee and its
               agents for, and hold them harmless against, any losses, liability or expense incurred without neg-ligence or bad faith on their part, arising out of or in connection with the acceptance or administra-tion of the transactions contemplated by the Trust Agreement, including the reasonable costs and ex-penses of defending themselves against any claim or liability in connection with the exercise or per-formance of any of their powers or duties under the Trust Agreement.

               (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Admin-istrator shall perform such calculations and shall prepare or shall cause the preparation by other appro-priate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, re-ports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capabil-ity of the Administrator.

                    (ii) Notwithstanding anything in this Agree-ment or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notify-ing the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder as contemplated in
          Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                    (iii) Notwithstanding anything in this Agree-ment or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trust or the Owner Trustee set forth in Section 5.5(a), (b), (c) and (d), the penultimate sentence of Section 5.5 and Section 5.6(a) of the Trust Agreement with respect to, among other things, account-ing and reports to Certificateholders.

                    (iv) The Administrator will provide prior to __________ __, ____, a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then re-quired and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Administrator shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

                    (v)  The Administrator shall perform the
          duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connec-tion with the resignation or removal of the Owner Trust-ee, and any other duties expressly required to be per-formed by the Administrator pursuant to the Trust Agree-ment.

                    (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

               (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Adminis-trator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                    (A) the amendment of or any supplement to the Indenture;

                    (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Re-ceivables or Permitted Investments);

                    (C) the amendment, change or modification of the Related Agreements;

                    (D) the appointment of successor Note Regis-trars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Succes-sor Servicers, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                    (E)  the removal of the Indenture Trustee.

                    (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obli-gated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

               SECTION 3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Sellers at any time during normal business hours.

               SECTION 4. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to [$2,500] annually which shall be solely an obligation of the Sellers.

               SECTION 5. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral and within the Administrator's knowledge as the Issuer shall reasonably request.

               SECTION 6. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless ex-pressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

               SECTION 7. No Joint Venture. Nothing contained in this Agreement, with respect to the Administrator, the Issuer or the Owner Trustee (i) shall confer on any of them status as members of any partnership, joint ven-ture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

               SECTION 8. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

               SECTION 9. Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

               (b)  Subject to subsections (e) and (f) of this
          Section 9, the Administrator may resign its duties hereunder by providing the Issuer with at least sixty
          (60) days' prior written notice.

               (c)  Subject to subsections (e) and (f) of this
          Section 9, the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days' prior written notice.

               (d)  Subject to subsections (e) and (f) of this
          Section 9, at the sole option of the Issuer, the Admin-istrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                    (i)  the Administrator shall default in the
               performance of any of its duties under this Agree-ment and, after receiving notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give, within ten (10) days, such assur-ance of cure as shall be reasonably satisfactory to the Issuer);

                    (ii) the entry of a decree or order by a court or agency or supervisory authority of compe-tent jurisdiction for the appointment of a conser-vator, receiver, liquidator or trustee for the Administrator in any bankruptcy, insolvency, read-justment of debt, marshalling of assets and liabil-ities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

                    (iii) the consent by the Administrator to the appointment of a conservator, receiver, liqui-dator or trustee or similar official in any insol-vency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or re-lating to the Administrator or relating to substan-tially all of its property, the admission in writ-ing by the Administrator of its inability to pay its debts generally as they become due, the filing by the Administrator of a petition to take advan-tage of any applicable insolvency or reorganization statute, the making by the Administrator of an assignment for the benefit of its creditors or the voluntary suspension by the Administrator of pay-ment of its obligations.

               The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section 9(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the happening of such event.

               (e) No resignation or removal of the Administrator pursuant to this Section 9 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

               (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appoint-ment.

               (g)  Subject to subsections (e) and (f) of this
          Section 9, the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immedi-ately resign and such successor Servicer shall automati-cally become the Administrator under this Agreement.

               SECTION 10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termi-nation of this Agreement pursuant to Section 9(a) or the resignation or removal of the Administrator pursuant to
          Section 9(b) or 9(c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forth-with upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9(b) or 9(c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

               SECTION 11.  Notices.  Any notice, report or other
          communication given hereunder shall be in writing and addressed of follows:

               (a)  if to the Issuer or the Owner Trustee, to:

                    NationsBank Auto Owner Trust ____-_
                    c/o NationsBank, N.A.
                    100 North Tryon Street
                    NC1-007-20-01
                    Charlotte, North Carolina  28255
                    Attention:   ______
                    Telephone:  (704) 386-_______
                    Telecopy:  (704) 386-_______

               (b)  if to the Administrator, to:

                    NationsBank, N.A.
                    100 North Tryon Street
                    NC1-007-20-01
                    Charlotte, North Carolina  28255
                    Attention:  ______
                    Telephone:  (704) 386-_______
                    Telecopy:  (704) 386-_______

               (c)   If to the Indenture Trustee, to:

                    __________________
                    __________________
                    Attention:  ______
                    Telephone:  ______
                    Telecopy:  ______

          or to such other address as any party shall have provid-ed to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

               SECTION 12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that either (i) such amendment will not, as set forth in an Opinion of Coun-sel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder or (ii) the written consent of the Owner Trustee and the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance shall have been obtained; provided, however, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or (y) change any Note Interest Rate or the Certificate Rate or the Specified Reserve Account Balance or (z) reduce the aforesaid percentage of the Noteholders and Certificateholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding and Certificateholders of Certificates evidencing all the Certificate Balance. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the consent of the Sellers, which permission shall not be unreasonably withheld.

               SECTION 13. Successors and Assigns. This Agree-ment may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfac-tion, if accepted by the assignee, shall bind the as-signee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any succes-sors or assigns of the parties hereto.

               SECTION 14. Governing Law. This agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               SECTION 15. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construc-tion or effect of this Agreement.

               SECTION 16.  Counterparts.  This Agreement may be
          executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

               SECTION 17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invali-date or render unenforceable such provision in any other jurisdiction.

               SECTION 18. Not Applicable to NationsBank, N.A. in Other Capacities. Nothing in this Agreement shall affect any right or obligation NationsBank, N.A. may have in any other capacity.

               SECTION 19. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instru-ment has been countersigned by ______ not in its indi-vidual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ______ in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

               (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by ______ not in its individual capacity but solely as Indenture Trustee and in no event shall ______ have any liability for the representations, warranties, cove-nants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issu-er.

               SECTION 20. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

               SECTION 21. Nonpetition Covenants. Notwithstand-ing any prior termination of this Agreement, the Sell-ers, the Administrator, the Owner Trustee and the Inden-ture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer or the General Partner to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the General Partner under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the General Partner.

                              END OF AGREEMENT


                    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              NATIONSBANK AUTO OWNER TRUST ____-_

                              By:  ______, not in its  individual
                                   capacity but solely as Owner
                                   Trustee

                                   By:
                                        Name:
                                        Title:

                              ______,  not in its individual ca-
                              pacity but solely as Indenture
                              Trustee

                              By:
                                   Name:
                                   Title:

                              NATIONSBANK, N.A., as Administrator

                              By:
                                   Name:
                                   Title:




                                                         APPENDIX A

          DEFINITIONS AND USAGE

                                    Usage

                    The following rules of construction and usage shall be applicable to any agreement or instrument that is governed by this Appendix:

                    (a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                    (b)  As used herein, in any agreement or in-
          strument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agree-ment, instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accept-ed accounting principles as in effect on the date of such agreement or instrument. To the extent that the defini-tions of accounting terms in this Appendix or in any such agreement, instrument, certificate or other document are inconsistent with the meanings of such terms under gener-ally accepted accounting principles, the definitions contained in this Appendix or in any such agreement, instrument, certificate or other document shall control.

                    (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term "including" means "including without limitation."

                    (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                    (e) Any agreement, instrument, certificate or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement, instrument, certificate or statute as from time to time amended, modified or supplemented, including (in the case of agreements, instruments or certificate) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements, instruments or certificate) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                 Definitions

                    "Accrual Period" shall mean, with respect to any Distribution Date and any Class of Notes, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
          Date) to but excluding such Distribution Date.

                    "Accrued Certificate Interest" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such
          Distribution Date and the Certificateholders' Interest
          Carryover Shortfall for such Distribution Date.

                    "Accrued Note Interest" shall mean, with re-spect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribu-tion Date and the Noteholders' Interest Carryover Short-fall for such Distribution Date.

                    "Act" shall have the meaning specified in
          Section 11.3(a) of the Indenture.

                    "Administration Agreement" shall mean the
          Administration Agreement, dated as of _________ __, ____, by and among the Administrator, the Issuer and the Inden-ture Trustee.

                    "Administrator" shall mean NationsBank, N.A., in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

                    "Advance" shall mean the amount, as of the last day of a Collection Period, which the Servir is required to advance on the respective Receivable pursuant to
          Section 4.4 of the Sale and Servicing Agreement.

                    "Advance Reserve Withdrawal" shall mean, as of the last day of the Collection Period and with respect to each Receivable (other than a Defaulted Receivable), the amount withdrawn from the Reserve Account equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period .

                    "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or con-trolled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                    "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable and relat-ed costs and shown as such in the contract evidencing such Receivable and as disclosed for federal Truth-in-Lending Act purposes.

                    "Applicable Tax State" shall mean, as of any date of determination, each state as to which any of the following is then applicable: (a) a state in which the Owner Trustee maintains its Corporate Trust Office, (b) a state in which the Owner Trustee maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations other than purely ministerial activities and which relate to a material portion of the Receivables.

                    "Authenticating Agent" shall have the meaning specified in Section 2.14 of the Indenture.

                    "Authorized Officer" shall mean, (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplement-ed from time to time thereafter) and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement; and (ii) with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trust-ee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, custom-arily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowl-edge of and familiarity with the particular subject and shall also mean, with respect to the Owner Trustee, any officer of the Administrator.

                    "Available Funds" shall mean, for any Distribu-tion Date, the sum of the Available Interest and the Available Principal.

                    "Available Interest" shall mean, with respect to any Distribution Date, [the excess of (a)] the sum of
          (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Deposit Amount for such Dis-tribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], [(iv) Investment Earnings for such Distribution Date,] [(v) the payments, if any, received under the Interest Rate Cap for such Distribution Date,] [and (vi) the Net Trust Swap Receipt, if any, for such Distribution Date], [over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date].

                    "Available Principal" shall mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
          (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receiv-able repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

                    "Available Reserve Amount" shall mean, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date [(other than Investment Earnings)] [ less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case,] before giving effect to any reduc-tion thereto on such Distribution Date.

                    "Balloon Receivable" shall mean monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater by a more than a minimal amount from the preceding fixed level monthly installments.

                    "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

                    "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agree-ment, the Indenture, the Administration Agreement, [the Yield Supplement Agreement,] the Note Depository Agree-ment, [the Certificate Depository Agreement] and the other documents and certificates delivered in connection therewith.

                    "Benefit Plan" shall have the meaning specified in Section 3.4(b) of the Trust Agreement.

                    ["Book-Entry Certificates" shall mean a benefi-cial interest in the Certificates, ownership and trans-fers of which shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.]

                    "Book-Entry Notes" shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Charlotte, North Carolina, Atlanta, Georgia or Dallas, Texas are authorized or obligated by law, regulation or executive order to remain closed.

                    "Business Trust Statute" shall mean Chapter 38
          of Title 12 of the Delaware Code, 12 Delaware Code SECTION 3801 et seq., as amended.

                    "Certificate" shall mean a physical certificate evidencing the beneficial interest of a Certificateholder in the property of the Trust, substantially in the form of Exhibit A or Exhibit B to the Trust Agreement, as applicable. Such certificate shall entitle the Certifi-cateholder thereof to distributions of principal and interest pursuant to the Trust Agreement from collections and other proceeds in respect of the Owner Trust Estate; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of Certificateholders to re-ceive distributions on the Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

                    "Certificate Balance" equals initially, $
            and, thereafter, equals the initial Certificate Bal-ance, reduced by all amounts allocable to principal previously distributed to Certificateholders. [The Certificate Balance shall mean, as the context so re-quires, (i) with respect to all of the Certificates, an amount equal to, initially, the Initial Certificate Balance and, thereafter, an amount equal to the Initial Certificate Balance, reduced by all amounts distributed to the Certificateholders and allocable to principal or
          (ii) with respect to any Certificate, an amount equal to, initially, the initial denomination of such Certificate and, thereafter, an amount equal to such initial denomi-nation, reduced by all amounts distributed in respect of such Certificate and allocable to principal; provided, that in determining whether the Certificateholders of Certificates evidencing the requisite portion or percent-age of the aggregate Certificate Balance have given any request, demand, authorization, direction, notice, con-sent, or waiver hereunder or under any Basic Document, Certificates owned by the Issuer, any other obligor upon the Certificates, the Sellers, the Servicer or any Affil-iate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance, except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that a Responsible Officer of the Indenture Trustee, if applicable, and an Authorized Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agree-ment, if applicable, knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trust-ee, as applicable, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons.]

                    "Certificate Depository Agreement" shall mean the agreement dated the Closing Date, by and among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Certificates, substantially in the form of Exhibit C to the Trust Agreement.

                    "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section 4.1(c) of the Sale and Servicing Agreement.

                    ["Certificate Interest Reserve Amount" shall
          mean the lesser of (i) $        less the amount of any
          application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribu-
          tion Date and (ii)   % of the Certificate Balance on such
          Distribution Date (before giving effect to any reduction thereof on such Distribution Date)[; provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than " " or its equivalent, or withdrawal by any Rating Agency, of its rating of [the] [any class of] Notes, unless such rating has been restored].]

                    "Certificate of Trust" shall mean the Certifi-cate of Trust in the form of Exhibit C to the Trust
          Agreement filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                    ["Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clear-ing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).]

                    "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to
          Section 3.9 of the Trust Agreement and shall initially be the Owner Trustee.

                    "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certifi-cate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will de-cline to reflect reductions in the Certificate Balance.

                    "Certificate Rate" shall mean ____% per annum. Interest with respect to the Certificates shall be com-puted on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the other Basic Documents.

                    "Certificate Register" and "Certificate Regis-trar" shall have the respective meanings specified in
          Section 3.4 of the Trust Agreement.

                    "Certificate Underwriters" shall mean the underwriters named in Schedule I to the Certificate
          Underwriting Agreement.

                    "Certificate Underwriting Agreement" shall mean the Certificate Underwriting Agreement by and among the Sellers, and ___________, as representative of the sever-al Certificate Underwriters.

                    "Certificateholder" shall mean a Person in whose name a Certificate is registered in the Certificate Register.

                    "Certificateholders' Distribution Amount" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.

                    "Certificateholders' Interest Carryover Short-fall" shall mean, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall from the close of business on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribu-tion Account on such preceding Distribution Date, plus [thirty (30) days'] interest on such excess, to the extent permitted by law, at the Certificate Rate.

                    "Certificateholders' Monthly Accrued Interest" shall mean, with respect to any Distribution Date, thirty
          (30) days of interest at the Certificate Rate on the Certificate Balance as of the immediately preceding Distribution Date, after giving effect to all distribu-tions of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, __________ (__) days of interest at the Certificate Rate on the Initial Certificate Balance).

                    "Certificateholders' Monthly Principal" shall mean[, with respect to any Distribution Date prior to the Distribution Date, the Certificateholders' Percentage of the Regular Principal.]

                    "Certificateholders' Percentage" shall mean,
          (i) for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal amount of the
          Notes is reduced to zero [and (y) the      199  Distribu-
          tion Date], zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distribu-tions made on such immediately preceding Distribution
          Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is being calculated, [unless the Reserve
          Account balance is less than [   % of] the Specified
          Reserve Account Balance, then the Certificateholders'
          Percentage shall be   %] [; provided, however, upon any
          reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero].

                    "Certificateholders' Principal Carryover Short-fall" shall mean, as of the close of business on any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distri-bution Date over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

                    "Certificateholders' Principal Distribution
          Amount" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Princi-pal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribu-tion Amount shall not exceed the Certificate Balance. [In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificatehold-ers will include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturi-ty Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certifi-cate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.]

                    "Class" means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes.

                    "Class A-1 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1 Note is registered on the Note
          Register.

                    "Class A-1 Notes" shall mean the $______ __%
          Class A-1 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 to the Indenture.

                    "Class A-1 Rate" shall mean __% per annum.
          Interest with respect to the Class A-1 Notes shall be computed on the basis of [actual days elapsed and a 360-day year] [a 360-day year consisting of twelve 30-day months] for all purposes of the Sale and Servicing Agree-ment and the other Basic Documents.

                    "Class A-2 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2 Note is registered on the Note
          Register.

                    "Class A-2 Notes" shall mean the $______ __%
          Class A-2 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 to the Indenture.

                    ["Class A-2 Rate" shall mean __% per annum.
          Interest with respect to the A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Sale and Servicing Agreement and the other Basic Documents.]

                    "Class A-3 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-3 Noteholder" shall mean the Person in whose name a Class A-3 Note is registered on the Note
          Register.

                    ["Class A-3 Notes" shall mean the $______ __%
          Class A-3 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 to the Indenture.]

                    ["Class A-3 Rate" shall mean __% per annum.
          Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Sale and Servicing Agreement and the other Basic Documents.]

                    "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                    "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                    "Closing Date" shall mean _________ __, ____.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                    "Collateral" shall have the meaning specified in the Granting Clause of the Indenture.

                    "Collection Account" shall mean the account or accounts established and maintained as such pursuant to
          Section 4.1(a) of the Sale and Servicing Agreement.

                    "Collection Period" shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from the Cutoff Date to and including the last day of the month in which the Cutoff Date occurred.

                    "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

                    "Commission" shall mean the Securities and Exchange Commission.

                    "Computer Tape" shall mean the computer tape generated by the Sellers which provides information relating to the Receivables and which was used by the Sellers in selecting the Receivables conveyed to the Trust hereunder.

                    "Contract Rate" shall mean, with respect to a Receivable, the rate per annum of interest charged to the Obligor on the outstanding Principal Balance of such Receivable in accordance with the terms thereof.

                    "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at ___________ _______________, Delaware _____ or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositors, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depos-itors); and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee located at ______________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

                    "Cutoff Date" shall mean _________ __, ____.

                    "Cutoff Date Principal Balance" means, with respect to any Receivable, the initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the close of busi-ness of the Servicer on the Cutoff Date and allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing procedures.

                    "Dealer" shall mean the dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to a Seller under an existing
          Dealer Agreement and Dealer Assignment.

                    "Dealer Agreement" means an agreement between a Seller and a Dealer relating to the sale of Receivables to such Seller and all documents and instruments (other than the related Dealer Assignments) relating thereto.

                    "Dealer Assignment" means the executed assign-ment conveying a Receivable to a Seller.

                    "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                    "Defaulted Receivable" shall mean, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary ser-vicing procedures.

                    "Definitive Certificates" shall have the mean-ing specified in Section 3.11 of the Trust Agreement.

                    "Definitive Notes" shall have the meaning specified in Section 2.11 of the Indenture.

                    "Delivery", when used with respect to Reserve
          Account Property, shall mean:

                    (a)  with respect to bankers' acceptances,
               commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belong-ing to the Indenture Trustee or its nominee or custodian and the sending by such financial interme-diary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery there-of to a "clearing corporation" (as defined in Sec-tion 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate secu-rities account of a financial intermediary by the amount of such certificated security, the identifi-cation by the clearing corporation of the certifi-cated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corpo-ration or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either sub-ject to the clearing corporation's exclusive con-trol, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trust-ee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Inden-ture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alter-native procedures as may hereafter become appropri-ate to effect the complete transfer of ownership of any such Reserve Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                    (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following proce-dures, all in accordance with applicable law, in-cluding applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Reserve Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "deposi-tory" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Inden-ture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Reserve Account Property as agent for the Indenture Trustee or its nominee or custodian; and such additional or alter-native procedures as may hereafter become appropri-ate to effect complete transfer of ownership of any such Reserve Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                    (c)  with respect to any item of Reserve Ac-
               count Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirma-tion by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                    "Deposit Date" shall mean the business day immediately proceeding each Distribution Date.

                    "Depositor" shall mean a Seller in its capacity as a Depositor under the Trust Agreement.

                    "Depository Agreements" shall mean the Note
          Depository Agreement and the [Certificate Depository
          Agreement], collectively.

                    "Determination Date" shall mean, with respect to any Collection Period, the fifth Business Day preced-ing each Distribution Date.

                    "Distribution Date" shall mean the _________
          (_____) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

                    "Electronic Ledger" shall mean the electronic master record of the motor vehicle retail installment sales contracts and motor vehicle retail installment loans of the Sellers.

                    "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long term unsecured debt rating of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies invest-ment grade.

                    "Eligible Institution" means any depository institution with trust powers, organized under the laws of the United States or any state thereof, having capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by federal or state banking authorities and which has (i) a rating of at least P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such insti-tution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AAA or higher from S&P with respect to long-term unsecured debt obliga-tions. If such depository institution publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                    "Eligible Servicer" shall mean (a) any Affili-ate of a Seller or (b) any Person which, at the time of its appointment as Servicer or as a subservicer, which
          (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle retail installment loans, (iii) is legally qualified, and has the capacity, to service the Receivables and (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle retail installment loans similar to the Receivables profession-ally and competently in accordance with standards of skill and care that are consistent with prudent industry standards.

                    "ERISA" shall mean the Employee Retirement
          Income Security Act of 1974, as amended.

                    "Event of Default" shall have the meaning specified in Section 5.1 of the Indenture.

                    "Event of Servicing Termination" shall mean an event specified in Section 8.1 of the Sale and Servicing Agreement.

                    "Exchange Act" shall mean the Securities Ex-change Act of 1934, as amended.

                    "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secre-tary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

                    "Expenses" shall have the meaning assigned to such term in Section 8.2 of the Trust Agreement.

                    "Final Scheduled Distribution Date" shall mean, with respect to the Certificates, that Distribution Date specified in the related prospectus supplement upon which the last scheduled payment of principal and interest is made.

                    "Final Scheduled Maturity Date" shall mean
          __________, ____].

                    "Financed Vehicle" shall mean the Motor Vehi-cle, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

                    "General Partner" shall mean [NB-SPC], a Dela-ware corporation.

                    "Grant" shall mean to mortgage, pledge, bar-gain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collat-eral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                    "Indemnified Parties" shall have the meaning assigned to such term in Section 8.2 of the Trust Agree-ment.

                    "Indenture" shall mean the Indenture, dated as of _______ __, ____, by and between the Trust and the Indenture Trustee.

                    "Indenture Trust Accounts" shall have the meaning specified in Section 4.1(d) of the Sale and Servicing Agreement.

                    "Indenture Trust Account Property" shall mean all amounts on deposit in and credited to the Indenture Trust Accounts, including any Permitted Investments (whether in the form of deposit accounts, Physical Prop-erty, book-entry securities, uncertificated securities or otherwise), and all proceeds thereof.

                    "Indenture Trustee" shall mean __________, a _________ banking corporation, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                    "Independent" shall mean, when used with re-spect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Sellers and any Affiliate of any of the fore-going Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                    "Independent Certificate" shall mean a certifi-cate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
          11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                    "Initial Certificate Balance" shall mean, as the context so requires, (i) with respect to all of the Certificates, $_____________ or (ii) with respect to any Certificate, an amount equal to the initial denomination of such Certificate.

                    "Initial Pool Balance" shall mean
          $______________.

                    "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composi-tion, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below, (vi) seeking, consent to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganiza-tion, arrangement, composition, readjustment, liquida-tion, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

                    "Insurance Policies" mean all comprehensive and collision, fire and theft insurance policies maintained by the Obligors naming a Seller as an additional insured or loss payee and any credit and disability and physical damage insurance policies maintained by the Obligors and benefitting any holder of the Receivables.

                    "Interest Collections" shall mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
          (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing proce-dures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sell-ers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribu-tion Date.

                    "Investment Earnings" shall mean all investment earnings on any Indenture Trust Account Property net of losses and investment expenses related thereto.

                    "Issuer" shall mean the Trust unless a succes-sor replaces it and, thereafter, means the successor and for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                    "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and deliv-ered to the Indenture Trustee.

                    "Lien" shall mean a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

                    "Limited Partnership Act" shall mean the Dela-ware Revised Uniform Limited Partnership Act, Chapter 17 of Title 6 of the Delaware Code, 17 Delaware Code SECTION 101 et seq., as amended

                    "Liquidation Proceeds" shall mean, with respect to any Distribution Date and any Receivable which has become a Defaulted Receivable during the related Collec-tion Period, the monies collected with respect to such Defaulted Receivable (from whatever source, including from the Dealer Agreements and Insurance Policies, sale of a Financed Vehicle or recovery of a deficiency bal-
          ance) during the Collection Period in which such Receiv-able became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by
          Section 3.3 of the Sale and Servicing Agreement and (ii) any payments required by law to be remitted to the Obli-gor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the Principal Balance thereof.

                    "Moody's" shall mean Moody's Investors Service,
          Inc.

                    "Motor Vehicle" means a new or used automobile, van or light-duty truck which is the subject of a motor vehicle retail installment sales contract originated by a Dealer.

                    "NAFC" shall mean NationsBanc Auto Funding Corporation, a limited purpose Delaware corporation, wholly-owned by NationsBank, NA.

                    "Noteholder" shall mean the Person in whose name a Note is registered on the Note Register.

                    "Noteholders' Accelerated Principal" means,
          [with respect to each Distribution Date, ___% of the portion, if any, of Available Funds for such Collection Period remaining on such Distribution Date, in each case after giving effect to the payment of (i) the Servicing Fee[ and any overdue Servicing Fees], (ii) the interest [due][accrued] on the Notes, (iii) the [Noteholders' Percentage of the] Regular Principal, (iv) the interest [due][accrued] on the Certificates, (v) the portion of the Regular Principal distributed to the Certificatehold-ers [pursuant to Section 4.6 of the Sale and Servicing Agreement], and (vi) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)]..

                    "Noteholders' Interest Carryover Shortfall" shall mean, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preced-ing Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus inter-est on the amount of interest due but not paid to Noteholders on the preceding [Distribution] [Payment] Date, to the extent permitted by law, at the [respective]
          Note Interest Rate[s] borne by [each class of] the Notes for the [related Interest Period] [period from and in-cluding the prior Distribution Date to but excluding such Distribution Date] [plus 2.00% per annum].

                    "Noteholders' Monthly Accrued Interest" shall mean, with respect to any Distribution Date, interest accrued for the [related Interest Period] [period from and including the Closing Date (in the case of the first Distribution Date) or from and including the prior Dis-tribution Date to but excluding such Distribution Date] on [the] [each class of] Notes at the [respective] Note Interest Rate [for such class] on the outstanding princi-pal amount of the Notes [of such class] on the immediate-ly preceding [Distribution] [Payment] Date after giving effect to all payments of principal to the Noteholders [of such class] on or prior to such [Distribution] [Pay-ment] Date (or, in the case of the first [Distribution] [Payment] Date, on the Closing Date).

                    "Noteholders' Monthly Principal" shall mean, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal plus
          (ii) the Noteholders' Accelerated Principal. [Or, state other method or formula for determining the Noteholders' Monthly Principal.]

                    "Noteholders' Payment Amount" shall mean, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued
          Note Interest.

                    ["Noteholders' Percentage" shall mean (i) 100% for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date, on which the principal amount of the
          [Class A-1] Notes is reduced to zero [and (y) the     199
          Distribution Date], (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal amount of the [Class A-3] Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated, [unless
          the Reserve Account balance is less than [    % of] the
          Specified Reserve Account Balance, then the Noteholders'
          Percentage shall be    %,] and (iii) zero for each Dis-
          tribution Date thereafter [; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%].

                    "Noteholders' Principal Carryover Shortfall" shall mean, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

                    "Noteholders' Principal Payment Amount" shall mean, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Pay-ment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the [Class A-1] Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the [Class A-1] Notes to zero[; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled [Distribution] [Payment] Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the Class A-3 Notes to zero].

                    "Note Depository Agreement" shall mean the agreement dated __________ __, ____, by and among the Trust, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes, substantially in the form of Exhibit B to the Indenture.

                    ["Note Interest Rate" shall mean the Class A-1 Rate, the Class A-2 Rate or the Class A-3 Rate, as appli-cable.]

                    "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect partici-pant, in each case in accordance with the rules of such Clearing Agency).

                    "Note Paying Agent" shall mean the Indenture
          Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
          6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                    "Note Payment Account" shall mean the account established and maintained as such pursuant to Section
          4.1(b) of the Sale and Servicing Agreement.

                    "Note Pool Factor" shall mean, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribu-tion Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

                    "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5 of the Indenture.

                    "Note Underwriting Agreement" shall mean the Note Underwriting Agreement by and among the Sellers and
                      , as representative of the several Note
          Underwriters.

                    "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes[ and the Class A-3 Notes], collectively.

                    "Obligor" means the purchaser or the co-pur-chasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of the related Re-ceivable or the borrower or co-borrowers under the relat-ed Receivable the proceeds of which were applied to purchase in part or in whole the Financed Vehicle, and any other co-signer, guarantor or surety of the Receiv-able who owes or may be liable for payments under such Receivable.

                    "Officer's Certificate" shall mean (i) with respect to the Trust, a certificate signed by any Autho-rized Officer of the Trust and (ii) with respect to a Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any senior vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller [(or any director or officer similar or equivalent to any of the foregoing in this clause (ii))] of such Seller or the Servicer, as applica-ble.

                    "Opinion of Counsel" shall mean a written opinion of counsel which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating
          Agencies, as applicable.

                    "Optional Purchase Percentage" shall mean 5%.

                    "Outstanding" shall mean with respect to the Notes, as of the date of determination, all Notes there-tofore authenticated and delivered under the Indenture except:

                         (i)  Notes theretofore cancelled by the
                    Note Registrar or delivered to the Note Regis-trar for cancellation;

                         (ii)  Notes or portions thereof the pay-
                    ment for which money in the necessary amount has been theretofore deposited with the Inden-ture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

                         (iii)  Notes in exchange for or in lieu of
                    which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

          provided, that in determining whether the Noteholders of Notes evidencing the requisite principal amount of the Notes Outstanding have given any request, demand, autho-rization, direction, notice, consent, or waiver under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons shall be disre-garded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be pro-tected in relying on any such request, demand, authoriza-tion, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfac-tion of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons.

                    "Outstanding Advances" means, as of any date, the aggregate of all Advances made by the Servicer with respect to prior Distribution Dates which have not been reimbursed pursuant to Section 4.4 of the Sale and Ser-vicing Agreement.

                    "Owner Trustee" shall mean ___________________,
          a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

                    "Owner Trust Estate" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to
          Article II of the Sale and Servicing Agreement.

                    "Owner Trust Property" shall mean, collective-ly, the Receivables and shall also include and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing Agreement[, including the Yield Supplement Account]; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) cer-tain rights of the Trust to receive payments from the Reserve Account pursuant to the Sale and Servicing Agree-ment [and pursuant to the Yield Supplement Agreement],
          (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under a Dealer Agreements and under the documents and instruments contained in the Receivable Files; (vii) [certain][all] rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) the rights of the Trust under the Sale and Servicing Agreement; (ix) all proceeds of any and all of the foregoing, including all collections of Receivables received after the Cut Off Date by the Servicer or a Seller after the Cut Off Date and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the forego-ing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conver-sion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time consti-tute all or part of or are included in the proceeds of any of the foregoing.

                    "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Distribution Date which evidence:

                    (a)  direct obligations of, and obligations
               fully guaranteed as to timely payment by, the United States of America or its agencies;

                    (b) demand deposits, time deposits, certifi-cates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agen-cy;

                    (c)  commercial paper having, at the time of
               the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (includ-ing funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                    (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                    (f)  any other investment (which may include
               retail motor vehicle installment sales contracts) with respect to which the Issuer or the Servicer has received written notification from the Rating Agen-cies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on the Notes or the Certificates.

                    "Person" shall mean any individual, corpora-tion, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                    "Physical Property" shall have the meaning assigned to such term in the definition of "Delivery" above.

                    "Pool Balance" shall mean on any date of deter-mination, [the sum of (i)] the aggregate outstanding Principal Balance of the Receivables on such date [and
          (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)].

                    "Pool Factor" as of the last day of a Collec-tion Period shall mean a seven-digit decimal figure equal to the Pool Balance divided by the Initial Pool Balance.

                    "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                    "Principal Balance" means, as of any time, for any Receivable, the Cutoff Date Principal Balance minus the sum of the portions of all payments received from or on behalf of the related Obligor after the close of business of the Servicer on the Cutoff Date and prior to such time of calculation that are allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing procedures.

                    "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative pro-ceeding.

                    "Prospectus" shall have the meaning specified in the Note Underwriting Agreement.

                    "Purchase Amount" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (a) the outstanding Principal Balance of such Receiv-able as of the last day of the preceding Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through the last day of the preceding Collec-tion Period, and, in the case of each of clauses (a) and
          (b), after deducting monies collected on such Receivable in such preceding Collection Period.

                    "Purchased Receivable" shall mean on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by a Seller or the Servicer pursuant to the Sale and Servicing Agreement.

                    "Purchaser" shall mean each Seller in its individual capacity as Purchaser under an applicable
          Dealer Agreement.

                    "Rating Agency" shall mean each of the nation-ally recognized statistical rating organizations desig-nated by the Sellers to provide a rating on the Notes or the Certificates which is then rating such Notes or Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Sellers notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

                    "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Sellers, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

                    "Realized Losses" shall mean, for any Collec-tion Period and for each Receivable that became a De-faulted Receivable during such Collection Period, the excess of (i) the aggregate Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

                    "Receivable" shall mean any retail motor vehi-cle installment sales contract which shall appear on the Schedule of Receivables and any amendments, modifications or supplements to such retail installment sale contract which has not been released by the Indenture Trustee and the Owner Trustee from the Trust.

                    "Receivable Files" shall mean the documents specified in Section 2.3 of the Sale and Servicing Agree-ment.

                    "Record Date" shall mean, with respect to each Distribution Date or Redemption Date and any Note or Certificate, the day immediately preceding such Distribu-tion Date or Redemption Date or, with respect to any Definitive Note or Definitive Certificate, the last day of the Collection Period immediately preceding such Distribution Date or Redemption Date.

                    "Recoveries" shall mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by Section 3.3 of the Sale and Servicing Agree-ment (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obli-gor, but, in any event, not less than zero.

                    "Redemption Date" shall mean (i) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to
          Section 10.1(b) of the Indenture, the Distribution Date specified by the Servicer pursuant to such Section 10.1(a) or (b), as applicable, or (ii) in the case of a redemption of the Certificates pursuant to Section 9.3(a) of the Trust Agreement or a distribution to Certificate-holders pursuant to Section 9.1(c) of the Trust Agree-ment, the Distribution Date specified by the Owner Trust-ee pursuant to such Section 9.3(a) or 9.1(c), as applica-ble.

                    "Redemption Price" shall mean (i) with respect to the Notes, an amount equal to the unpaid principal amount of each Class of Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate to but excluding the Redemption Date and (ii) with respect to the Certificates, an amount equal to the Certificate Balance plus accrued and unpaid interest thereon at the Certificate Rate to but excluding the Redemption Date.

                    "Registered Noteholder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

                    "Regular Principal" shall mean, with respect to any Distribution Date, an amount equal to the sum of Available Principal and Realized Losses, each with re-spect to the preceding Collection Period.

                    "Related Agreements" shall have the meaning specified in the recitals to the Administration Agree-ment.

                    "Required Rating" means a rating with respect to short-term deposit obligations of at least P-1 by Moody's and at least A-1 by S&P.

                    "Reserve Account" shall mean the account estab-lished and maintained as such pursuant to Section 4.7(a) of the Sale and Servicing Agreement.

                    "Reserve Account Property" shall have the meaning specified in Section 4.7(a) of the Sale and Servicing Agreement.

                    "Reserve Account Initial Deposit" shall mean, with respect to the Closing Date, $________________.

                    "Required Yield Supplement Amount" shall have the meaning specified in Section 5.1.]

                    ["Required Yield Supplement Balance" means, with respect to any Distribution Date, an amount equal to at least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the Receivables are made on their Due Dates; provided, however, that if on any date the Servicer shall fail to pay the amount payable under the Yield Supplement Agreement in accordance with the terms thereof, then, in such event, the Specified Yield Supplement Balance shall not thereafter be reduced here-under.]

                    "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of _________ __,
          ____, by and among the Trust, the Depositors, as sellers, and NationsBank, N.A., as servicer.

                    "Scheduled Payment" shall mean, for any Collec-tion Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period [(without giving effect to defer-ments of payments pursuant to Section 3.2 of the Sale and Servicing Agreement or any rescheduling in any insolvency or similar proceedings)].

                    "Schedule of Receivables" shall mean the list identifying the Receivables attached as Schedule A to the Sale and Servicing Agreement and the Indenture (which list may be in the form of microfiche).

                    "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                    "Securities Act" shall mean the Securities Act of 1933, as amended.

                    "Securityholders" shall mean the Noteholders and the Certificateholders, collectively.

                    "Seller" shall mean each of NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking association, and each successor thereto as permitted under the Sale and Servicing Agree-ment.

                    "Servicer" shall mean NationsBank, N.A., a national banking association, as the servicer of the Receivables, and each successor to NationsBank, N.A. (in the same capacity) pursuant to Section 7.3 or 8.2 of the Sale and Servicing Agreement.

                    "Servicer's Certificate" shall have the meaning specified in Section 3.9 of the Sale and Servicing Agree-ment.

                    "Servicing Fee" shall mean, with respect to a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the Collection Period.

                    "Servicing Fee Rate" shall mean [1.0]% per annum.

                    "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the Contract Rate multiplied by the unpaid principal balance multiplied by a fraction, the numerator of which is equal to the number of days since the preceding pay-ment of interest was made and the denominator of which is 365 or 366 and the remainder of such payment is allocable to principal.

                    "Simple Interest Receivable" means any Receiv-able under which the portion of a payment allocable to interest and the portion allocable to principal is deter-mined in accordance with the Simple Interest Method.

                    "Specified Reserve Account Balance" shall mean, with respect to any Distribution Date, the sum of (i)
          % of the Initial Pool Balance and (ii)    % of the Pool
          Balance on the first day of the related Collection Peri-od. [However, so long as on any Distribution Date (ex-cept the first Distribution Date) the outstanding prin-cipal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is
          less than or equal to   % of the Pool Balance on the
          first day of the related Collection Period, then the portion of the Specified Reserve Account Balance set
          forth in clause (i) above will be reduced to     % of the
          Initial Pool Balance.] [In addition, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distri-bution Date) is less than or equal to % of the Pool Balance on the first day of the related Collection Peri-od, then such portion of the Specified Reserve Account
          Balance set forth in clause (i) above will be reduced to
           % of the Initial Pool Balance.] [With respect to the
          portion of the Specified Reserve Account Balance set
          forth in clause (ii) above, so long as on any Distribu-tion Date (except the first Distribution Date) the out-standing principal amount of the Securities (after giving effect to distributions made on the prior Distribution
          Date) is less than or equal to    % of the Pool Balance
          on the first day of the related Collection Period, then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the percentage (which
          shall not be greater than    % or less than zero) equal
          to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of
          which is such Pool Balance less (Y)    %.]

                    "Standard & Poor's" shall mean Standard &
          Poor's Ratings Group, a division of The McGraw-Hill
          Companies, Inc.

                    "State" means any state or commonwealth of the United States of America, or the District of Columbia.

                    ["Subsequent Transfer Date" shall mean _____.]

                    "Successor Servicer" shall have the meaning specified in Section 3.7(e) of the Indenture.

                    "Supplemental Servicing Fee" shall mean, the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section 3.8 of the Sale and Servicing Agreement.

                    ["Total Required Payment" shall mean, with respect to any Distribution Date, the sum of (i) the Servicing Fee and any overdue Servicing Fees, (ii) the Accrued Note Interest, (iii) the Noteholders' Regular Principal, (iv) the Accrued Certificate Interest with respect to such Distribution Date and (v) after all the Notes have been paid in full, the Certificateholders' Regular Principal; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the General Partner, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Note Interest and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.]

                    "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other succes-sor Treasury Regulations.

                    "Trust" shall mean NationsBank Auto Owner Trust ____-_, a Delaware business trust established pursuant to the Trust Agreement.

                    "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated as of __________ __, ____, by and between the Sellers, as depositors, and the Owner Trustee.

                    "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

                    "Trustee Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct respon-sibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particu-lar subject and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

                    "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

                    ["Yield Supplement Account" shall have the meaning specified in Section 5.1 of the Sale and Servic-ing Agreement.]

                    ["Yield Supplement Amount" shall have the meaning specified in Section 5.1 of the Sale and Servic-ing Agreement.]

                    ["Yield Supplement Agreement" shall mean the Yield Supplement Agreement, dated as of _________ __, ____, by and between the Sellers and NationsBank, N.A., as Servicer, substantially in the form of Exhibit [__] to the Sale and Servicing Agreement.]

                    ["Yield Supplement Initial Deposit" means cash or Permitted Investments having a value of at least
          $_________.]